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                                                                     EXHIBIT 3.6

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                                     BYLAWS


                                       OF


                                   ROME, MHC


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                               TABLE OF CONTENTS

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                                   ARTICLE I

                               BOARD OF TRUSTEES


Section 1.    Trustees.....................................................    1
Section 2.    Election of Trustees.........................................    1
Section 3.    Classification of Board......................................    1
Section 4.    Removal......................................................    1
Section 5.    Age Limitation...............................................    1
Section 6.    Informal Action by Trustees..................................    1
Section 7.    Vacancies....................................................    2

                                  ARTICLE II

                                   MEETINGS


Section 1.    Annual and Regular Meetings..................................    2
Section 2.    Notice.......................................................    2
Section 3.    Special Meetings.............................................    2
Section 4.    Quorum; Vote Required........................................    2
Section 5.    Conduct of Meetings..........................................    2

                                  ARTICLE III

                                  COMMITTEES


Section 1.    Standing Committees..........................................    3
Section 2.    Other Committees.............................................    3
Section 3.    Vacancies....................................................    3
Section 4.    Quorum.......................................................    3
Section 5.    Executive Committee..........................................    3
Section 6.    Nominating Committee.........................................    3

                                  ARTICLE IV

                                   OFFICERS


Section 1.     Elections...................................................    4
Section 2.     Term........................................................    4
Section 3.     Multiple Offices............................................    4
Section 4.     Chairman of the Board.......................................    4
Section 5.     President...................................................    4
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Section 6.     Chief Executive Officer.....................................    4
Section 7.     Vice President..............................................    5
Section 8.     Treasurer...................................................    5
Section 9.     Secretary...................................................    5
Section 10.    Other Officers..............................................    5
Section 11.    Succession..................................................    5

                                   ARTICLE V

                           COMPENSATION AND BENEFITS

Section 1.    Compensation.................................................    5
Section 2.    Reimbursement................................................    5
Section 3.    Retirement and Benefits......................................    5


                                  ARTICLE VI

                     INDEMNIFICATION OF TRUSTEES, OFFICERS
                                 AND EMPLOYEES


Section 1.     Indemnification.............................................    6
Section 2.     Indemnification Rights are Non-exclusive....................    6


                                  ARTICLE VII

                              AMENDMENT OF BYLAWS

Section 1.     Procedure...................................................    6
Section 2.     Required Vote...............................................    6
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                                    BYLAWS

                                      OF

                                   ROME, MHC



                                   ARTICLE I

                               BOARD OF TRUSTEES

          Section 1. Trustees. Management and control of the property and affairs of ROME, MHC (the "MHC") shall be vested in the shall Board of Trustees (the "Board" or the "Board of Trustees") consisting of not less than seven (7) and not more than twenty (20) trustees as the Board may fix by resolution in accordance with the laws of the State of New York, but at least annually at the annual meeting of the Board.

          Section 2. Election of Trustees. Election of trustees shall be held each year at the annual meeting of the Board. Members of the Board shall be elected by a plurality of the members of the Board for a term of three years and until their successors have been elected and qualified.

          Section 3. Classification of Board. The trustees shall be divided into three classes. Subject to the provisions of this Section, the members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected annually. The term of the first class shall expire at the first annual meeting of the Board; the term of the second class shall expire at the second annual meeting of the Board; the term of the third class shall expire at the third annual meeting of the Board. At each subsequent annual meeting of the Board, trustees elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of the Board and when their respective successors are elected and qualified.

          Section 4. Removal. Any member of the Board may be removed at any time by a vote of three-fourths (3/4) of the entire membership of the Board at the time in office.

          Section 5. Age Limitation. No director shall be qualified to serve as such beyond the last day of the year in which he or she reaches his or her seventy-fifth (75/th/) birthday. However, a trustee, on attaining age 75, shall be eligible for election as a Trustee Emeritus.

          Section 6. Informal Action by Trustees. Unless otherwise restricted by the Organization Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.
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          Section 7.  Vacancies.  Whenever a vacancy occurs on the Board of
Trustees, the Board, unless it determines to decrease the size of the Board, shall elect a new Trustee to fill such vacancy. The Board shall nominate the person or persons to be elected Trustee at a regular board meeting prior to the election of such person or persons. Trustees shall be elected by the affirmative vote of a majority of the Trustees then in office.


                                  ARTICLE II

                                   MEETINGS

          Section 1. Annual and Regular Meetings. An annual meeting of the Board for the election of officers shall be held, without notice other than these Bylaws, immediately after, and at the same place as, the annual meeting of the shareholders of Rome Community Bancorp, Inc., a Delaware corporation, or at such other time or place as the Board may fix by resolution. The Board shall hold regular meetings at least quarterly at such time and place as the Board may fix by resolution.

          Section 2. Notice. The Board may provide, by resolution, the time and place for the holdings of regular meetings of the Board without notice other than such resolution.

          Section 3. Special Meetings. A special meeting of the Board may be called by the Chairman of the Board (the "Chairman" or "Chairman of the Board"), the President, or in his or her absence, by a Senior Vice President or one of the Vice Presidents, or by not less than three or more trustees. At least two days notice of such meeting shall be given to each trustee in person or by mail, telephone, telegraph, facsimile or electronic mail. The object of the meeting shall be stated in such notice. Notice shall be effective when transmitted.

          Section 4. Quorum; Vote Required. A majority of the members of the Board shall constitute a quorum for the transaction of business; provided the Chairman, President, a Senior Vice President or one of the Vice Presidents be among the number. Unless otherwise required by law or regulation or otherwise specified in these Bylaws, the acts of a majority of the trustees present at a meeting of the Board at any time in office shall be the acts of the MHC.

          Section 5. Conduct of Meetings. The Chairman of the Board shall preside at all meetings of the Board. If the Chairman is absent or otherwise unable to so serve, the President shall preside at a meeting of the Board. If the President is absent or otherwise unable to so serve, such other person as shall be appointed by a majority of the entire Board shall preside at a meeting of the Board.

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                                  ARTICLE III

                                  COMMITTEES

          Section 1. Standing Committees. The Executive Committee and the Nominating Committee shall be standing committees of the Board elected by the Board from their own number at each annual meeting of the Board. Each committee shall have its own chairman as appointed by the Board, unless otherwise specified in these Bylaws.

          Section 2. Other Committees. The Board may from time to time elect such other committees as it may determine.

          Section 3. Vacancies. Vacancies on any committee shall be filled by the Board at any regular or special meeting.

          Section 4. Quorum. A majority of any committee shall constitute a quorum. Less than a majority, however, shall have the power to adjourn.

          Section 5.  Executive Committee.

          (a) The Executive Committee shall consist of not less than five (5) members of the Board. The Chairman of the Board and the President shall be members so elected. At each regular meeting of the Board, the Chairman, with the approval of the Board, shall appoint one (1) member of the Board who shall serve as an additional member of the Executive Committee until the next regular meeting of the Board and who shall have all of the power and authority of a regular member of the Executive Committee. Such person's presence at the meeting shall be considered for the purpose of determining whether or not there is a quorum in attendance at such meeting.

          (b) The Chairman shall preside at all meetings of the Executive Committee, and in his absence, the President shall preside. If there be none of the above available, the members of the Executive Committee will designate who shall preside at the meeting.

          (c) The Executive Committee shall meet at such time and place as it may determine for the purpose of exercising all of the powers of the Board with respect to the affairs of the MHC except those prohibited by the laws of the State of New York.

          (d) The minutes of each meeting of the Executive Committee shall be presented to the Board at its next regular meeting.

          Section 6.  Nominating Committee.

          (a) The Nominating Committee shall consist of not less than three (3) members of the Board who are not officers of the MHC.

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          (b)  The Nominating Committee shall meet at such time and place as it may determine for the purpose of nominating persons for initial election or reelection to the Board and persons for election to the positions of Chairman of the Board, President and such other officers it deems appropriate.

          (c) Any member of the Board may also nominate persons for initial election or reelection to the Board and persons for election to any officer position.


                                  ARTICLE IV

                                   OFFICERS

          Section 1. Elections. The Board shall elect from their own number a Chairman of the Board and a President. The Board may also elect a Senior Vice President, one or more Vice Presidents, Vice Presidents, a Treasurer, a Secretary and such other officers as it may deem necessary.

          Section 2. Term. All officers shall hold office until the next regular meeting of the Board following each annual meeting or until their successors are elected and so qualify. Any officer may be removed at any time by vote of majority of the entire membership of the Board at the time in office.

          Section 3. Multiple Offices. One person may hold two offices except that the offices of President and any rank of Vice President must be held by different persons.

          Section 4. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board and of the Executive Committee, and shall perform such duties as the Board may from time to time assign to him or her. The Chairman of the Board shall have such powers and duties as are generally incident to the Chairman.

          Section 5. President. The President shall be the Chief Executive Officer. The President's duties will be those as defined for the Chief Executive Officer.

          Section 6. Chief Executive Officer. The Chief Executive Officer shall be so designated by the Board and must also hold the title of Chairman of the Board and/or President. The Chief Executive Officer shall have general charge, supervision and control of the business and affairs of the MHC subject to the direction of the Board and shall perform such duties as the Board may from time to time assign to him or her. The Chief Executive Officer shall have such powers and duties as are generally incident to the Chief Executive Officer.

          Section 7. Vice President. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents may be appointed by the Board to perform such duties as may be prescribed by these Bylaws, the Board or the Chief Executive Officer as permitted by the Board.

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          Section 8.   Treasurer. The Treasurer shall perform all acts and
duties as are generally incident to the office of the Treasurer.

          Section 9. Secretary. The Secretary shall be required to keep the minutes of the meetings of the Board and the minutes of the meetings of the Executive Committee, shall also have charge of the seal of the MHC and be authorized to sign on behalf of the MHC, and to attest the signature of the Chairman, President or other officers of the MHC when such attestation may be required. In the absence of the Secretary at such meetings, the presiding officer shall appoint a person to act as Secretary at the meeting.

          Section 10. Other Officers. All other officers shall have such authority and shall perform such duties as may be assigned to them by the Chief Executive Officer or the Board.

          Section 11. Succession. In the absence of the Chief Executive Officer, the duties and responsibilities of this office shall be performed by the available officers in the following order:

          (a)  President; and
          (b) any Vice President of the MHC in the order of seniority or as may be designated by the Board.


                                   ARTICLE V

                           COMPENSATION AND BENEFITS

          Section 1. Compensation. The MHC may pay its non-officer trustees reasonable compensation for attendance at meetings of the Board, for service upon Committees or for other services rendered, as shall be fixed from time to time by a vote of a majority of the Board. The MHC may pay its officers and employees such reasonable compensation as may be from time to time fixed by the Board.

          Section 2. Reimbursement. The trustees, officers and employees of the MHC shall be entitled to reimbursement for expenses incurred in the conduct of their work for the MHC.

          Section 3. Retirement and Benefits. The MHC may pay retirement and other benefits to its officers and employees in the manner provided by the laws and regulations of the State of New York.

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                                  ARTICLE VI

                     INDEMNIFICATION OF TRUSTEES, OFFICERS
                                 AND EMPLOYEES

          Section 1. Indemnification. The MHC shall indemnify any Trustee, officer, former Trustee or former officer of the MHC, to the maximum extent allowed by law, against judgments, fines, amounts paid in settlement and reasonable attorneys' fees resulting from such person being made or threatened to be made a party to any action or proceeding by reason of the fact that such person was or is a Trustee or officer of the MHC, or served at the request of the MHC in any capacity with any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The right to indemnification shall continue to apply to the estate of a deceased Trustee or officer and his or her executors and administrators. No indemnification may be made to or on behalf of any Trustee or officer, unless expressly permitted by law or court order, if a judgment or final adjudication adverse to the Trustee or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

          Section 2. Indemnification Rights are Non-exclusive. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such Trustee or officer may be entitled by law, agreement or otherwise. Nothing contained in these Bylaws shall affect any right to indemnification to which MHC employees other than Trustees and officers may be entitled by contract or otherwise under law.


                                  ARTICLE VII

                              AMENDMENT OF BYLAWS

          Section 1. Procedure. Any amendment or revision of these Bylaws must be presented in writing at a regular or special meeting of the Board of the MHC and presented for adoption at a subsequent meeting of the Board; provided, that notice of the intention to amend or revise these Bylaws is given in writing to each member of the Board at least two (2) days prior to the date set for the meeting at which the revision or amendment is to be acted upon.

          Section 2. Required Vote. To amend or revise these Bylaws, the vote of at least two-thirds (2/3) of the members of the Board, present at a meeting, is required.

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